SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2019

MCTC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-146404	99-0539775
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

520 S. Grand Avenue, Suite 320, Los Angeles, CA 90071

(Address of Principal Executive Offices and Zip Code)

(310) 986-4929

(Issuer's telephone number)

1910 NW 19th Street, Suite 302, Ft. Lauderdale, FL 33311

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
None	N/A	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)(i) On July 9, 2019, the Company disclosed on Form 8-K that its Board of Directors, and stockholders holding a majority of the shares eligible to vote, approved amendments to the Company’s Articles of Incorporation, including changing the Company’s name to Cannabis Global, Inc., and applying for a new trading symbol. On July 24, 2019 stockholders holding a majority of shares eligible to vote, met in a Special Meeting and by majority vote cancelled that part of its previous consent authorizing amendment of the Articles of Incorporation to change the Company’s name and apply for a new trading symbol. The Board of Directors concurrently held a Special Meeting and confirmed revocation of the name and symbol change. The Company is proceeding with its other disclosed corporate action disclosed in its July 9, 2019 Form 8-K to affect a 1:15 reverse split of its common stock. The reverse stock split is conditioned upon: (i) the Company filing Form 14C with the Commission; (ii) formal amendment filed with the Delaware Secretary of State; and, (iii) filing a Corporate Action Notification with the Financial Industry Regulatory Authority, and obtaining FINRA’s approval for the reverse stock split.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location

4.1	Amended Stockholder Consent	Filed Herewith

4.2	Amended Board Resolution	Filed Herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated July 25, 2019

MCTC HOLDINGS, INC.

By: /s/ Arman Tabatabaei

Arman Tabatabaei

(Principal Executive Officer)

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